EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 3354402, No. 3354404 and
No. 333-94945 of Weingarten Realty Investors on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement 33-25581 of Weingarten Realty Investors on Form S-8 and in Registration Statement No. 333-85967 of Weingarten Realty Investors on Form S-3 of our report dated February 28, 2001, appearing in this Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 2000.


DELOITTE  &  TOUCHE  LLP
Houston,  Texas
March  13,  2001